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                                                       Exhibit 99

               Contact:        Allison Cooke Kellogg
                               (212) 852-1127

U.S. TRUST

               For Release:    IMMEDIATE


  U.S. TRUST ISSUES $50 MILLION OF TRUST-PREFERRED SECURITIES

New York, N.Y.; Feb. 5, 1997 -- U.S. Trust Corporation has privately placed $50 million of trust-preferred capital securities with a maturity of 30 years and an interest rate of 8.414%. U.S. Trust will use the proceeds from the sale of these securities for general corporate purposes, including the repurchase of common stock.

U.S. Trust is an investment management company that also provides fiduciary and private banking services.

NOTE: The trust-preferred securities have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold absent registration under the Act or an applicable exemption from the registration requirements of the Act.


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